UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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Primus Telecommunications Group, Incorporated

(Name of Registrant as Specified in Its Charter)

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PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

7901 Jones Branch Drive

Suite 900

McLean, VA 22102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

July 30, 2010

To our stockholders:

Primus Telecommunications Group, Incorporated (“Primus” or “the Company”) will hold its 2010 Annual Meeting of Stockholders on July 30, 2010, at 10:00 a.m., Eastern Time, at the Company’s headquarters located at 7901 Jones Branch Drive, Suite 900, McLean, VA 22102. At the Annual Meeting, holders of Primus Common Stock will be asked to:

1.	consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as Primus’s independent registered public accounting firm for the 2010 fiscal year; and

2.	consider and take action upon any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Only holders of record of shares of Primus Common Stock at the close of business on June 1, 2010, which is the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the Annual Meeting.

All stockholders are cordially invited to attend this meeting. You must bring with you proof of stock ownership and a valid personal photo identification card, such as a driver’s license or passport, in order to be admitted to the Annual Meeting.

Your vote is important. We appreciate your taking the time to vote promptly. After reading the proxy statement, please vote at your earliest convenience by completing, signing and returning the proxy card by mail, or by voting through the Internet or telephone. Submitting the proxy before the Annual Meeting will not preclude you from voting in person at the Annual Meeting if you decide to attend.

By order of the Board of Directors,

Thomas R. Kloster, Acting Secretary

Dated: June 14, 2010

PLEASE COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENCLOSED ENVELOPE, OR VOTE VIA THE INTERNET USING THE TWELVE (12) DIGIT CONTROL NUMBER FOUND ON YOUR VOTE INSTRUCTION FORM AT PROXYVOTE.COM OR BY PHONE AT 1-800-454-8683.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

7901 Jones Branch Drive

Suite 900

McLean, VA 22102

Annual Meeting of Stockholders

July 30, 2010

PROXY STATEMENT

GENERAL INFORMATION

Primus is furnishing this proxy statement in connection with the solicitation of proxies by our Board of Directors for use at Primus’s 2010 Annual Meeting of Stockholders to be held at the Company’s headquarters located at 7901 Jones Branch Drive, Suite 900, McLean, VA 22102 on July 30, 2010, at 10:00 a.m., Eastern Time. The purpose of the Annual Meeting and the matters to be acted upon are set forth in the accompanying notice of Annual Meeting.

Unless the context indicates otherwise, the term “Primus” and “the Company” refers to Primus Telecommunications Group, Incorporated.

Voting Eligibility

Who May Vote. The Primus Board of Directors has fixed the close of business on June 1, 2010 as the record date for the Annual Meeting. Only holders of record of shares of Primus Common Stock at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement of the Annual Meeting. Each stockholder is entitled to one vote at the Annual Meeting for each share of Primus Common Stock held by the stockholder at the close of business on the record date.

Difference Between a Stockholder of Record and a “Street Name” Holder. If your shares are registered with our transfer agent and registrar in your name, you are a stockholder of record with respect to those shares.

If your shares are held for you in a brokerage, bank or other institutional account, then the broker, bank or other institution is considered to be the stockholder of record with respect to those shares. However, you are considered the “beneficial owner” of those shares, which are said to be held in “street name.” Street name holders generally may not submit a proxy or vote their shares directly and must instead instruct the bank, broker or other institutional holder how to vote their shares using the methods described below.

Voting Procedure and Revocability of Proxies

You may vote by attending the Annual Meeting and voting in person or you may vote by submitting a proxy by mail or by telephone or Internet. The method of voting by proxy differs depending on whether your shares are held by you as a record holder or your shares are held in “street name.”

Voting by Telephone, Internet or Mail. You may vote by submitting a proxy by telephone, by Internet or by mail.

Please complete, date and sign the accompanying proxy card and return it promptly to the Company in the enclosed envelope, or vote via the Internet using the twelve (12) digit control number found on your vote instruction form at proxyvote.com or by phone at 1-800-454-8683.

If you hold your shares as a record holder, you may vote your shares by submitting a proxy by telephone by following the instructions on the proxy card that was included with the proxy statement, or you may vote by completing, dating and signing the proxy card and promptly returning it in the pre-addressed, postage-paid envelope provided to you.

If you hold your shares in street name, you will receive a notice from your broker, bank or other institution holding the shares that includes instructions on how to vote your shares. You may request paper copies of the proxy statement and proxy card from your broker or other record holder by following the instructions on the notice it has provided to you.

Voting in Person at the Annual Meeting. All stockholders of record may vote in person at the meeting. Street name holders may vote in person at the meeting if they have a legal proxy. You will need to ask your broker or bank for a legal proxy and bring the legal proxy with you to the meeting. You will not be able to vote your shares at the meeting without a legal proxy. If you request a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the meeting and vote in person or legally appoint another proxy to vote on your behalf.

Changing Your Vote. If you hold your shares as a record holder and submit a proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. Stockholders of record may revoke a proxy prior to the Annual Meeting by (1) delivering a written notice of revocation to the attention of the Corporate Secretary of Primus at 7901 Jones Branch Drive, Suite 900, McLean, Virginia 22102, (2) duly submitting a later-dated proxy by mail, or by Internet or telephone or (3) attending the Annual Meeting in person and voting in person. Attendance at the meeting itself will not be effective to revoke a previously submitted proxy.

If your shares are held in the name of a broker, bank or other institution, you may change your voting instructions by following the instructions of your broker, bank or other record holder.

If You Receive More Than One Notice or Proxy Card. If you receive more than one proxy card, you hold shares that are registered in more than one account. To ensure that all of your shares are voted, submit one proxy for each proxy card that you receive.

Assistance With Voting. If you need assistance in completing your proxy card or have questions regarding the various voting options with respect to the Annual Meeting, please call 1-800-454-8683.

Attendance at the Annual Meeting

You must bring with you proof of Primus share ownership and a valid personal photo identification card, such as a driver’s license or passport, in order to be admitted to the Annual Meeting. The purpose of this requirement is to help us verify that you are a stockholder of Primus.

Shares Represented by a Proxy

Shares represented by a properly executed proxy, if the proxy is received in time and is not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated in the proxy. If no instructions are indicated, such shares will be voted “FOR” approval of each proposal listed on the proxy. Discretionary authority is provided in the proxy as to any matters not specifically referred to in the proxy. Management is not aware of any other matters that are likely to be brought before the Annual Meeting. If any other matter is properly presented at the Annual Meeting for action, including a proposal to adjourn or postpone the Annual Meeting to permit Primus to solicit additional proxies in favor of any proposal, the persons named in the proxy will vote on such matter in their own discretion.

Shares Outstanding, Quorum and Vote Required

As of June 1, 2010, there were 9,743,157 shares of Primus Common Stock outstanding and entitled to vote at the Annual Meeting. The holders of a majority of the shares of Primus Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Votes cast in person or by proxy at the Annual Meeting will be tabulated by the inspector of election appointed for the Annual Meeting, who will determine whether or not a quorum is present. Abstentions and any broker non-votes, which are described below, will be counted for purposes of determining the presence of a quorum at the Annual Meeting.

Assuming a quorum is present at the Annual Meeting, ratification of the appointment of Deloitte & Touche LLP as Primus’s independent registered public accounting firm for the 2010 fiscal year in accordance with the proposal set forth herein (“Proposal 1”) will require the affirmative vote of the holders of a majority of the shares of Primus Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. An abstention from voting on this proposal will have the same effect as a vote against the proposal. Broker non-votes will not affect the outcome of the vote on this proposal.

Broker-dealers who hold their customers’ shares in street name may, under the applicable rules of the exchanges and other self-regulatory organizations of which the broker-dealers are members, vote the shares of their customers on routine proposals, such as Proposal 1, when they have not received instructions from the customer. Under these rules, brokers may not vote shares of their customers on non-routine matters, including the election of directors, without instructions from their customers. A “broker non-vote” occurs with respect to any proposal when a broker holds shares of a customer in its name and is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given.

Recommendation of the Board of Directors

The Primus Board of Directors unanimously recommends that Primus stockholders vote “FOR” Proposal 1, concerning approval of the ratification of the appointment of Deloitte & Touche LLP as Primus’s independent registered public accounting firm for the 2010 fiscal year.

Proxy Solicitation

Primus is soliciting proxies for the Annual Meeting from Primus’s stockholders. We will pay the cost of this proxy solicitation. In addition to the mailing of the Notice and proxy solicitation materials, our directors, officers and employees, who will not receive any additional compensation for their services, may solicit proxies personally, by e-mail or other electronic means or by telephone. We also have made arrangements with brokerage firms, banks, custodians, nominees and other fiduciaries to forward proxy solicitation materials for shares held of record by them to the beneficial owners of such shares. We will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such materials.

A list of stockholders entitled to vote at the Annual Meeting will be open for examination by any Primus stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of ten days before the meeting at Primus’s principal executive offices at 7901 Jones Branch Drive, Suite 900, McLean, VA 22102, Attention: Corporate Secretary, and at the time and place of the meeting during the entire time of the meeting.

Annual Report to Stockholders and Other Materials

This proxy statement and Primus’s annual report on Form 10-K for the 2009 fiscal year, which will constitute Primus’s annual report to stockholders for 2009, have been made available to all stockholders entitled to notice of, and to vote at, the Annual Meeting. You may request a paper or electronic copy of these materials by writing to Primus Telecommunications Group, Incorporated, 7901 Jones Branch Drive, Suite 900, McLean, VA 22102, Attention: Corporate Secretary. The annual report to stockholders does not constitute proxy soliciting material.

Primus is required to file an annual report on Form 10-K for the 2009 fiscal year, which we refer to as our “2009 Form 10-K,” with the SEC. Stockholders may obtain, free of charge, a copy of the 2009 Form 10-K, without exhibits, by writing to Primus Telecommunications Group, Incorporated, 7901 Jones Branch Drive, Suite 900, McLean, VA 22102, Attention: Corporate Secretary. The 2009 Form 10-K is also available through Primus’s web site at www.primustel.com. The 2009 Form 10-K does not constitute proxy soliciting material.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

As of May 1, 2010, the Company had four registered holders of record of 9,743,157 shares of its Common Stock. For purposes of this filing, beneficial ownership of securities is defined in accordance with the rules of the SEC and means generally the power to vote or exercise investment discretion with respect to securities, regardless of any economic interests therein.

The following table sets forth, as of May 1, 2010, certain information as to the beneficial ownership by each person listed below of shares of the Common Stock, including shares of Common Stock as to which a right to acquire beneficial ownership existed (for example, through the exercise of Common Stock options that are exercisable as of, and within 60 days from, May 1, 2010,) within the meaning of Rule 13d-3(d)(1) under the Securities and Exchange Act of 1934, by: (i) each person or group who is known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) each director, (iii) the Named Executive Officers, and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person had, as of May 1, 2010, sole voting power and sole investment power with respect to the Company’s shares, subject to community property laws as applicable.

Name and Business Address	Number of Shares of Common Stock Beneficially Owned (1)	Percentage of Outstanding Shares of Common Stock (1)
Altai Capital Management, LLC and its affiliates or affiliated funds (2) 157 West 57th Street, 10th Floor New York, NY 10019	750,366	7.7%
Black Horse Capital Management, LLC and its affiliates or affiliated funds (3) 338 S. Sharon Amity Road, #202 Charlotte, NC 28211	704,700	7.2%
Burlingame Asset Management, LLC and its affiliates or affiliated funds (4) One Market Street Spear Street Tower Suite 3750 San Francisco, CA 94105	627,327	6.4%
Morgens, Waterfall, Vintiadis & Co., Inc. and its affiliates or affiliated funds (5) 600 Fifth Avenue 27th Floor New York, NY 10020	610,140	6.2%
Whitebox Advisors, LLC, and its affiliates or affiliated funds (6) 3033 Excelsior Boulevard Suite 300 Minneapolis, MN 55416	539,244	5.5%
Michael A. Roth and Brian J. Stark, as Joint Filers (7) 3600 South Lake Drive Ft. Francis, WI 53235	531,322	5.5%
Nomura Corporate Research and Asset Management (8) 2 World Financial Center, 18th Floor New York, NY 10128	514,915	5.2%
K. Paul Singh (9) 7901 Jones Branch Drive, Suite 900 McLean, VA 22102	150,790	1.6%

Name and Business Address	Number of Shares of Common Stock Beneficially Owned (1)	Percentage of Outstanding Shares of Common Stock (1)
Thomas R. Kloster (10) 7901 Jones Branch Drive, Suite 900 McLean, VA 22102	21,787	*
James C. Keeley (11) 7901 Jones Branch Drive, Suite 900 McLean, VA 22102	-0-	*
Peter D. Aquino (12) 7901 Jones Branch Drive, Suite 900 McLean, VA 22102	-0-	*
John B. Spirtos (13) 7901 Jones Branch Drive, Suite 900 McLean, VA 22102	-0-	*
Neil S. Subin (14) 7901 Jones Branch Drive, Suite 900 McLean, VA 22102	-0-	*
All executive officers and directors as a group (15) 7901 Jones Branch Drive, Suite 900 McLean, VA 22102	172,577	2.3%

*	Less than 1% of the outstanding Common Stock.
(1)	Shares of Common Stock subject to options currently exercisable or which become exercisable on or prior to 60 days from May 1, 2010 (“Currently Exercisable Options”) are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person. Unless explicitly expressed as beneficially owned in a reporting person’s Schedule 13D or 13G filing, beneficial ownership information and percentages do not include outstanding Company warrants or contingent value rights, which were not exercisable on or prior to 60 days from May 1, 2010.
(2)	Based upon Schedule 13G Amendment No. 1 filed with the SEC on February 16, 2010 by the entity listed above and its affiliates, or affiliated funds, listed as follows: Altai Capital Master Fund, Ltd.; Altai Capital Management, L.P.; Steve Tesoriere; and Risi Bajaj.
(3)	Based upon Schedule 13G Amendment No. 1 filed with the SEC on February 16, 2010 by the entity listed above and its affiliates, or affiliated funds, listed as follows: Black Horse Capital L.P.; Black Horse Capital (QP) LP; Black Horse Capital Master Fund Ltd.; and Dale Chappell.
(4)	Based upon Schedule 13G Amendment No. 1 filed with the SEC on February 16, 2010 by the entity listed above and its affiliates, or affiliated funds, listed as follows: Burlingame Equity Investors, LP; Burlingame Equity Investors II, LP; Burlingame Equity Investors Offshore Ltd.; and Blaire E. Sanford.
(5)	Based upon Schedule 13G Amendment No. 1 filed with the SEC on February 4, 2010, by the entity listed above and its affiliates, or affiliated funds, listed as follows: Phaeton International (BVI) Ltd.; Phoenix Partners, L.P.; Phoenix Partners II, L.P. and Edwin H. Morgens. Includes reported beneficial ownership of shares subject to warrants to purchase 143,334 shares of Common Stock of the Company.
(6)	Based upon Schedule 13G Amendment No. 3 filed with the SEC on February 9, 2010 by the entity listed above and its affiliates, or affiliated funds, listed as follows: Whitebox Convertible Arbitrage Advisors LLC; Whitebox Convertible Arbitrage Partners 1, L.P.; Whitebox Concentrated Convertible Arbitrage Fund, L.P.; Whitebox Concentrated Convertible Arbitrage Fund, Ltd.; Whitebox Combined Advisors, LLC; Whitebox High Yield Advisors, LLC; Whitebox Combined Partners, L.P.; Whitebox Hedged High Yield Partners, L.P.; Whitebox Multi-Strategy Fund, L.P.; Whitebox Credit Arbitrage Fund, L.P.; Whitebox Multi-Strategy Fund, Ltd,; Whitebox Credit Arbitrage Fund, Ltd.; Pandora Select Advisors, LLC; Pandora Select Partners, LP; Pandora Select Fund, L.P.; and Pandora Select Fund, Ltd.

(7)	Based upon Schedule 13G filed with the SEC on July 30, 2009 by the persons listed above.
(8)	Based upon Schedule 13G filed with the SEC on April 15, 2010. Includes reported beneficial ownership of shares subject to warrants to purchase 198,042 shares of Common Stock of the Company.
(9)	Also includes 72,868 shares of Common Stock issuable upon the exercise of Currently Exercisable Options granted to Mr. Singh.
(10)	Also includes 10,834 shares of Common Stock issuable upon the exercise of Currently Exercisable Options granted to Mr. Kloster.
(11)	There are no Currently Exercisable Options held by Mr. Keeley.
(12)	There are no Currently Exercisable Options held by Mr. Aquino.
(13)	There are no Currently Exercisable Options held by Mr. Spirtos.
(14)	There are no Currently Exercisable Options held by Mr. Subin.
(15)	Consists of six (6) people and includes 83,702 shares of Common Stock issuable upon the exercise of Currently Exercisable Options granted to directors and executive officers.

BOARD OF DIRECTORS

Information Regarding Continuing Directors

The following presents information as of June 1, 2010 concerning each director continuing in office after the Annual Meeting.

Existing Directors Whose Terms Expire in 2011

Name	Age	Director Since
K. Paul Singh	59	1994
Peter D. Aquino (1)(2)(3)	49	2009
John B. Spirtos (1)(2)(3)	45	2009
Neil S. Subin (1)(2)(3)	45	2009

(1)	Member of the Compensation Committee. Mr. Subin is Chairman of this Committee.
(2)	Member of the Audit Committee. Mr. Spirtos is Chairman of this Committee.
(3)	Member of the Nominating and Governance Committee. Mr. Aquino is Chairman of this Committee.

K. Paul Singh, 59, co-founded the Company in 1994 and serves as its Chairman, President and Chief Executive Officer. From 1991 until he co-founded the Company, Mr. Singh served as the Vice President of Global Product Marketing for MCI. Prior to joining MCI, Mr. Singh was the founder, Chairman and Chief Executive Officer of Overseas Telecommunications, Inc. (OTI), a provider of international private digital network services to large multinational corporations, which he founded in 1984 and which was purchased by MCI in 1991. Mr. Singh served as Vice President of Strategic Planning at M/A-Com Corporation prior to launching OTI. Mr. Singh served as an executive officer of the Company during the two-year period preceding the Company’s Reorganization, described below. Mr. Singh holds an MBA from Harvard Business School and an MSEE from the State University of New York at Stony Brook.

Peter D. Aquino, 49, has been President and Chief Executive Officer of RCN Corporation, a provider of all digital and HDTV, high speed data, and voice services to residential and small to medium sized business customers, as well as high capacity transport to large enterprise and carrier customers, since December 2004. Prior to RCN, Mr. Aquino served as a telecom restructuring advisor to investors/operators from 2001 to 2004. Mr. Aquino, also served as COO of Venifotel, building a telecom network in several cities in Venezuela from 1995 to 2000. Mr. Aquino began his telecom career in 1983 at Bell Atlantic (Verizon). Mr. Aquino served as Director of Primus since July 2009, and currently is a Board member of United Way of America.

John B. Spirtos, 45, has served as Executive Vice President of privately-held GridPoint, Inc. since June 2009. GridPoint provides smart grid solutions to producers and consumers of energy. From June 2008 until May 2009, Mr. Spirtos was Senior Vice President of Comverse Technology, Inc., a provider of billing and messaging software to the global communications industry. Previously, from August 2004 until June 2008, Mr. Spirtos was Senior Vice President of Corporate Development of Neustar, Inc., a provider of clearinghouse and directory services to the communications and Internet industry. Prior to 2004, Mr. Spirtos served as President of Corvis Corporation and its wholly owned subsidiary, Broadwing Communications, Inc., an integrated communications equipment and services provider. Since December of 2009, Mr. Spirtos has served as a Director of Evolving Systems, Inc. From October 2008 through June 2009, Mr. Spirtos served on the Board of Directors of Ulticom, Inc. From November 2008 through June 2009, Mr. Spirtos served on the Board of Directors of Verint Systems Inc. Since July, 2009, Mr. Spirtos has served as a Director of Primus.

Neil S. Subin, 45, has served as managing director and president of Trendex Capital Management, a private investment fund focusing primarily on financially distressed companies, since its formation in 1991. Mr. Subin has served as a Director of Hancock Fabrics, Inc., since August 2009, as a Director of Movie Gallery, Inc., since

May 2008, and as a Director of Federal Mogul Corporation since December 2007, Mr. Subin served as a Director of FiberTower Corporation from December 2001 to December 2009. Mr. Subin has served as a Director of Primus since July 2009.

On March 16, 2009, the Company and three of its subsidiaries each filed a voluntary petition in the United States Bankruptcy Court for reorganization relief under Chapter 11. On July 1, 2009 (the “Effective Date”), our reorganization plan became effective through the Bankruptcy Court (the “Reorganization”). Each of the existing directors listed above was elected, in connection with the Reorganization, to be a director for a two-year term expiring at a future Annual Meeting of Stockholders in 2011. There are no family relationships among any of the existing directors or executive officers of the Company.

Analysis of our Existing Directors in Light of Our Business

We are a global provider of advanced facilities-based communication solutions, including traditional and internet based voice, internet broadband, data, mobile, colocation/hosting, and outsourced managed services to businesses and residential customers in Australia, Canada, the United States, Brazil, the United Kingdom and certain countries in western Europe, and to telecommunications carriers worldwide. We own and operate our global network of next generation IP soft switches, media gateways, hosted IP/SIP platforms, broadband infrastructure, fiber capacity, and data centers located in Australia, Canada, the United States and Brazil. Our primary markets are Australia and Canada, where we have deployed significant network infrastructure. We classify our services into three categories: Growth Services, Traditional Services and Wholesale Services. Our focus is on expanding our Growth Services, which includes our broadband, IP-based voice, local, wireless, data and data center services, to fulfill the demand for high quality, competitively priced communications services.

Our Board of Directors has considered the experience, qualifications, attributes and skills of its membership in light of our business and structure, and concluded that each of our existing directors should serve on the Board. In particular, the Board considered:

•

Mr. Singh’s executive leadership of Primus since co-founding the Company in 1994 and through its evolution and growth over the past 16 years, and Mr. Singh’s wide-ranging skills, including: his knowledge of our operations, prospects and financial condition; his management, technological and technical expertise; his 34 years of overall telecommunications industry experience; and his long-standing involvement with the telecommunications community.

•

Mr. Aquino’s experience as a public company chief executive officer and telecommunications executive and his extensive operating experience with digital, high speed data and voice services, as this experience complements Primus’s operating and strategic objectives, including in particular our Growth Services objectives.

•

Mr. Spirtos’s background in investor relations and strategic planning and his significant experience with financings, mergers and acquisitions, telecommunications, technology, legal, tax and regulatory matters, which will provide important resources to our Board.

•

Mr. Subin’s financial acumen, leadership skills and prior experience, all of which enables him to understand the complex business and financial issues that Primus may face and to guide Primus to effectively respond to such challenges.

Board of Directors

Size, Composition and Independence of Board of Directors. The size of our Board of Directors is determined by resolution of the Board of Directors, subject to requirements of Primus’s Certificate of Incorporation and Bylaws described below. Under our Certificate of Incorporation, Bylaws and Board resolutions, the number of directors constituting the entire Board of Directors has been initially fixed at five (5) directors.

Our Common Stock currently is traded on the OTC Bulletin Board. Accordingly, we are not subject to the rules of any national securities exchange which require that a majority of a listed company’s directors meet independence standards prescribed by such rules. For purposes of preparing the disclosures in this proxy statement regarding director independence, as required by SEC rules, we have used the definition of “independent director” and related independence standards set forth in the Marketplace Rules of The NASDAQ Stock Market LLC (or “Nasdaq Rules”). Our Board of Directors has affirmatively determined that each of Messrs. Aquino, Spirtos and Subin is an independent director (“Independent Director”) under the rules of the SEC and Nasdaq Rules.

Potential Future Additions to our Board of Directors. As of the date of this proxy statement, the size of the Board of Directors is fixed at five (5) members, including four current members and one vacancy arising from the resignation of John F. DePodesta from our Board, effective March 31, 2010. See “Transactions with Related Persons.” The Board of Directors intends to fill this vacancy in the future and potentially create an additional vacancy and fill such vacancy and establish the size of the Board at six (6) members, all in accordance with the Company’s Bylaws. It is anticipated that any such future director candidates would be elected by the current Board members after the 2010 Annual Meeting of Stockholders pursuant to the Company’s Bylaws and, therefore, such candidates would not be subject to a stockholder vote at the 2010 Annual Meeting of Stockholders.

Board Committees

The Board of Directors maintains a standing Audit Committee, a standing Nominating and Governance Committee and a standing Compensation Committee.

Audit Committee and Audit Committee Financial Expert

During the year ended December 31, 2009, the Audit Committee held four meetings. The Audit Committee consisted of Paul Pizzani (Chairman), Douglas Karp, and John Puente prior to the Reorganization and Peter Aquino, John Spirtos (Chairman) and Neil Subin following the Reorganization. The Audit Committee has the authority and responsibility to hire an independent registered public accounting firm to audit the Company’s books, records and financial statements, to discuss with such independent registered public accounting firm the results of such audit and review, to conduct periodic independent reviews of the systems of accounting (including systems of internal control), and to make reports periodically to the Board of Directors with respect to its findings.

The Board of Directors has determined (both before and after the Reorganization) that each Audit Committee member met the independence requirements applicable to audit committee members under the Nasdaq Rules and the rules of the SEC. Of the current committee members, our Board has determined that Mr. Spirtos is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC and that Mr. Spirtos is independent of management under Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended. The Audit Committee is responsible, among its other duties, for engaging, overseeing, evaluating and replacing the Company’s independent registered public accounting firm, pre-approving all audit and non-audit services by the independent registered public accounting firm, reviewing the scope of the audit plan and the results of each audit with management and the independent registered public accounting firm, reviewing the internal audit function, reviewing the adequacy of the Company’s system of internal accounting controls and disclosure controls and procedures, reviewing the financial statements and other financial information included in the Company’s annual and quarterly reports filed with the SEC, and exercising oversight with respect to the Company’s code of conduct and other policies and procedures regarding adherence with legal requirements. The Audit Committee’s duties are set forth in the Audit Committee Charter. A copy of the Audit Committee Charter is available on the Company’s website at www.primustel.com.

Compensation Committee

During the year ended December 31, 2009, the Compensation Committee of the Board (“Compensation Committee”) held four meetings. The Compensation Committee currently consists of Messrs. Aquino, Spirtos and Subin (Chairman), and each current member was appointed to this Committee immediately following election to the Board in July of 2009. The Compensation Committee is responsible for fixing the compensation of the Chief Executive Officer and the other executive officers, deciding other compensation matters such as those relating to the operation of the Primus Telecommunications Group, Incorporated Management Compensation Plan, as amended (the “Management Compensation Plan”), including the award of equity instruments under the Management Compensation Plan, and administering and approving the Company’s management bonus plan. See “Compensation Committee Interlocks and Insider Participation” and “Narrative Discussion Concerning Executive Compensation” for additional details concerning the Compensation Committee.

Each of Messrs. Aquino, Spirtos and Subin is an “independent director” as that term is defined in Nasdaq Rules. Under these rules, as applicable, the recommendation and determination of the compensation of the Chief Executive Officer and the Company’s other executive officers rests with the responsibility of those directors who meet the independence requirements prescribed by such rules. A copy of the Compensation Committee Charter is available on the Company’s website at www.primustel.com.

Nominating and Governance Committee; Corporate Governance Guidelines

The Nominating and Governance Committee consists of Messrs. Aquino (Chairman), Spirtos and Subin, and each member was appointed to this Committee immediately following election to the Board in July of 2009. Each Committee member meets the independence requirements prescribed by Nasdaq Rules. The Committee is responsible for recommending candidates for election to the Board of Directors for approval and nomination by the Board of Directors. This Committee also is responsible for making recommendations to the Board of Directors or otherwise acting with respect to corporate governance matters, including Board size and membership qualifications, new director orientation, committee structure and membership, communications with stockholders, and Board and committee self-evaluations. The Charter of the Nominating and Governance Committee, as amended, is available on the Company’s website at www.primustel.com.

Nominating and Governance Committee Charter. The Board of Directors has, by unanimous Board consent, approved the Charter of the Nominating and Governance Committee. This Charter provides that the purpose of the Nominating and Governance Committee shall be to (i) identify, review and evaluate candidates to serve as Directors of the Company, (ii) serve as a focal point for communication between such candidates, non-Committee Directors and the Company’s senior management, (iii) recommend such candidates to the Board, and (iv) make such other recommendations to the Board regarding affairs relating to the Directors of the Company (excluding Director compensation, which is the responsibility of the Compensation Committee) and to advise the Board with respect to Board composition, procedures and committees. Our existing Directors were elected to the Board in connection with the Reorganization, and future Directors will be selected in accordance with the Nominating and Governance Committee Charter and Corporate Governance Guidelines, as described herein.

The Nominating and Governance Charter enumerates qualities needed for, and factors impacting, Board service, including: experience, skills, expertise, diversity (“Diversity Considerations”), personal and professional integrity, character, business judgment, sufficient time to devote to Board matters, conflicts of interest and other relevant factors deemed appropriate in the context of the needs of the Board. In evaluating Diversity Considerations, the Nominating and Governance Committee utilizes an expansive definition of diversity that includes differences of experience, education and talents, among other things. While the Nominating and Governance Committee does not have a formal diversity policy, it seeks to achieve a range of talents, skills and expertise on the Board and evaluates each nominee with regard to the extent to which he or she contributes to this overall mix.

Corporate Governance Guidelines. In addition to the Charter of the Nominating and Governance Committee, the Board has approved, following recommendation by the Nominating and Corporate Governance Committee, Corporate Governance Guidelines that provide, among other things, that each member of the Board of Directors of the Company shall:

•	dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties;

•	comply with the duties and responsibilities set forth in the Corporate Governance Guidelines and Bylaws of the Company;

•	exercise business judgment and act with loyalty and care in conformity with governing law; and

•	adhere to the Company’s Code of Ethics and policies adopted by the Board.

These Guidelines provide that Directors should be persons of good character who possess all of the following personal characteristics: integrity; accountability; responsibility and high performance standards (through which Directors should have a history of achievement).

In evaluating the suitability of individual candidates and nominees, these Guidelines provide that the Nominating and Governance Committee and the Board of Directors shall consider relevant factors, including, but not limited to the following minimum qualifications for Committee recommended Board service:

•	A candidate’s general understanding of marketing, finance, corporate strategy and other elements relevant to the operation of a publicly-traded company in today’s business environment;

•	A candidate’s understanding of the Company’s business; and

•	A candidate’s educational and professional background, experience and character.

These Guidelines provide that the Board, in consultation with the Nominating and Governance Committee, will consider actual or potential related party transactions and any associated impact on Director independence.

Director Nomination Process; Departure Policies. The Nominating and Governance Committee may use multiple sources for identifying director candidates, including its own contacts and referrals from other directors, members of management, the Company’s advisors, and executive search firms. The Nominating and Governance Committee will consider director candidates recommended by stockholders, in accordance with applicable law, rule or regulation, and will evaluate such director candidates in the same manner in which it evaluates candidates recommended by other sources. For those potential new director candidates who appear upon first consideration to meet the Board’s selection criteria, the Nominating and Governance Committee will conduct appropriate inquiries into their background and qualifications and, depending on the result of such inquiries, arrange for in-person meetings with the potential candidates. Directors are obligated to complete orientation training concerning the Company and there are limitations on outside activities Directors may engage in, absent Board approval.

In making recommendations for Director nominees for the 2011 Annual Meeting of Stockholders, the Nominating and Governance Committee will consider any written recommendations of director candidates by stockholders received by the Secretary of the Company not later than 120 days before the first anniversary of the 2010 Annual Meeting of Stockholders, which date is April 1, 2011. Recommendations must include the candidate’s name and contact information and a statement of the candidate’s background and qualifications, and must be mailed to Primus Telecommunications Group, Incorporated, 7901 Jones Branch Drive, Suite 900, McLean, Virginia 22102, Attn: Corporate Secretary.

The Governance and Nominating Committee is responsible for reviewing and making a recommendation to the Board regarding the continued service of a Director (i) based upon service to the Company during the Director’s term, attendance, participation, quality of performance and actual or potential conflicts of interest, and (ii) in the event an employee Director’s employment with the Company is terminated for any reason or a non-employee Director changes his/her primary job responsibility since the time such Director was most recently elected to the Board. The Corporate Governance Guidelines provide that members of the Company’s management serving on the Board of Directors who cease to serve as a member of the Company’s management shall offer his or her resignation from the Board of Directors effective with the last date of employment; while the Board of Directors need not accept such offer of resignation, in general, a member of the Company’s management shall not continue to serve as a member of the Board of Directors following such cessation of employment. These Guidelines also provide that Members of the Board of Directors will resign from the Board of Directors upon the occurrence of certain specified sanctions, charges or admissions of fault or liability, subject to the Board’s refusal to accept such resignations in certain circumstances.

The foregoing Charter and Guidelines are intended to provide a flexible set of criteria for the effective functioning of the Company’s director nominations process. The Nominating and Governance Committee intends to review the Charter and Guidelines at least annually and anticipates that modifications may be necessary from time to time as the Company’s needs and circumstances evolve, and as applicable legal or listing standards change. The Nominating and Governance Committee and/or Board may amend the Charter and Guidelines at any time, in which case the most current version will be available on the Company’s website at www.primustel.com.

Stockholder Communications with the Board; Annual Meeting Attendance

The Board of Directors welcomes communications from the Company’s stockholders and has adopted a procedure for receiving and addressing those communications. Stockholders may send written communications to either the full Board of Directors or the non-employee directors as a group by writing to the Board of Directors or the non-employee directors at the following address: Board of Directors/Non-Employee Directors, Primus Telecommunications Group, Incorporated, 7901 Jones Branch Drive, Suite 900, McLean, Virginia 22102, Attn: Corporate Secretary. Communications by e-mail should be addressed to CorpSecretary@primustel.com and marked “Attention: Corporate Secretary” in the “Subject” field. The Corporate Secretary will review and forward all stockholder communications to the intended recipient, except for those stockholder communications that are outside the scope of board matters or duplicative of other communications by the applicable stockholder and previously forwarded to the intended recipient. Directors are expected, absent schedule conflicts, to attend our Annual Meeting of Stockholders. A solicitation of all security holders was completed in June of 2009 in connection with the Plan of Reorganization; as a result of this, there was no Annual Meeting of Stockholders last year. The Reorganization became effective on July 1, 2009.

Code of Ethics

We have adopted a Code of Ethics applicable to all directors, officers and employees, including the chief executive officer, senior financial officers and other persons performing similar functions. The Code of Ethics is a statement of business practices and principles of behavior that support our commitment to conducting business while maintaining the highest standards of business conduct and ethics. Our Code of Ethics covers topics including, but not limited to, compliance resources, conflicts of interest, compliance with laws, rules and regulations, internal reporting of violations and accountability for adherence to the Code. A copy of the Code of Ethics is available on our website at www.primustel.com. Any amendment of the Code of Ethics or any waiver of its provisions for a director, executive officer or senior financial officer must be approved by the Board of Directors. We will publicly disclose any such waivers or amendments pursuant to applicable SEC regulations.

Board Leadership Structure

Mr. Singh currently serves as both our Chairman of the Board and our Chief Executive Officer, and these positions were approved in connection with the approval of the Plan of Reorganization in 2009. The Board of Directors considers this leadership structure to be suitable for Primus because it allows one person to lead and represent the Company and the Board of Directors, while also providing for effective oversight by an independent Board. The Board believes that having Mr. Singh serve in the roles of Chairman and Chief Executive Officer is appropriate for Primus and its stockholders at this time, in view of Mr. Singh’s continuous long-standing roles in such positions since the founding of Primus, and Mr. Singh’s in-depth knowledge of Primus’s business and industry. The Board also believes that the strength of its independent directors, each of whom was elected in connection with the Reorganization and serves on the Board without any affiliation with management or any stockholder group, mitigates the risk of any potential conflicts that might result from combining the roles of Chief Executive Officer and Chairman.

Effective May 24, 2010, the Company’s Corporate Governance Guidelines provide that the Chairman shall be elected annually by the Board following the Annual Meeting of Stockholders and that in the event the Chairman of the Board of Directors is neither a non-executive nor an “independent” Director, the Board of Directors shall select another Director to serve as “Lead Independent Director” from among the members of the Board of Directors that are determined at that time by the Board of Directors to be “independent.” The Chairman of the Board of Directors may be removed as Chairman of the Board of Directors at any time by a majority of the members of the Board of Directors. The Board is currently in the process of selecting a Lead Independent Director in conjunction with the contemplated membership expansion to six Directors.

Board Role in Risk Oversight

Primus’s Board of Directors supervises and has control over Primus’s governance and compliance processes and procedures. As part of this role, the Board of Directors has overall responsibility for risk supervision, with a focus on material risks facing the Company. The Board of Directors primarily discharges its risk supervision responsibilities through its Audit Committee and Compensation Committee functions, each of which reports its activities to the Board. The risk supervision responsibilities of the Board’s committees include the following:

•

Audit Committee. The Audit Committee is responsible for the supervision of risk policies and processes relating to the financial statements and financial reporting processes. This Committee reviews Primus’s risk management procedures and policies and discusses with management Primus’s material operating and financial risk exposures and the manner in which such exposures are managed.

•

Compensation Committee. The Compensation Committee is responsible for evaluating potential compensation-related risks and supervising management’s assessment of risks related to employee compensation policies and programs.

Primus’s Chief Executive Officer and other members of the Company’s senior management team primarily design, implement, execute and monitor Primus’s risk management policies and procedures. The Audit Committee meets with our senior management team periodically to review Primus’s risk management practices.

Compensation of Directors

Annual Cash Compensation. The Company pays non-employee directors a quarterly fee of $7,500, reimburses their expenses and pays a $2,500 supplement for each regular quarterly meeting attended. For 2009, our outside directors, in the aggregate, earned cash fees (both for Board and Board Committee meetings) totaling $157,500. There was no increase in the cash compensation structure for directors in the year 2009.

Stock-Based Compensation. In addition, unless otherwise provided by the Compensation Committee, immediately following each Annual Meeting of the Stockholders of Primus during the term of the Management Compensation Plan, commencing with the 2010 Annual Meeting of Stockholders, each non-employee director will be granted a nonqualified stock option to purchase 10,000 shares of Primus Common Stock with an exercise price per share equal to the fair market value of a share of Common Stock on the date of grant. Each stock option so granted will vest and become exercisable ratably in three installments commencing on the date of grant and each of the first two anniversaries thereafter, such that 100% of the option will be vested and exercisable on the second anniversary of the grant date (subject to continued service as a non-employee director through each applicable vesting date). All other terms and conditions of the grants will be established by the Compensation Committee and set forth in the non-employee director’s award agreement.

Non-Equity Incentive Plan Compensation. We do not provide Non-Equity Incentive Compensation to our Directors.

Pension Benefits. We do not have a pension plan and therefore, do not offer any such pension arrangements to our Directors.

Outside Directors Compensation Table; Stock Ownership Guidelines

The following table provides compensation information for the year ending December 31, 2009 for each non-employee member of our Board of Directors:

Director	Fees Earned or Paid In Cash (1)	Stock Awards (2)	Option Awards (2)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation	Total
David E. Hershberg (3)	$20,000	—	—	—	—	$20,000
Douglas M. Karp (3)	20,000	—	—	—	—	20,000
Pradman P. Kaul (3)	20,000	—	—	—	—	20,000
Paul G. Pizzani (3)	20,000	—	—	—	—	20,000
John G. Puente (3)	17,500	—	—	—	—	17,500
Peter D. Aquino (4)	20,000	—	—	—	—	20,000
John B. Spirtos (4)	20,000	—	—	—	—	20,000
Neil S. Subin (4)	20,000	—	—	—	—	20,000

Total	$157,500	—	—	—	—	$157,500

(1)	Represents the aggregate dollar amount of all fees earned or paid in cash for services as a director, including quarterly retainer fees and attendance fees as described above.
(2)	As of December 31, 2009, there were no restricted stock units, stock options or non-equity incentive compensation awards outstanding for each outside director.
(3)	Represents a non-employee Director during 2009 prior to the effective time of the Reorganization.
(4)	Represents a non-employee Director during 2009 following the effective time of the Reorganization.

The Company’s Corporate Governance Guidelines provide that members of the Board of Directors are strongly encouraged to have equity ownership in the Company. In general, it is expected that within three (3) years after initial election or appointment to the Board of Directors, each member of the Board of Directors should own a minimum of $100,000 in Common Stock of the Company as of December 31st of such year (with such value to be determined as the higher of (i) the market value on December 31st of such year or (ii) the cost of the Common Stock at the time of purchase or vesting).

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors during 2009 consisted of Messrs. Hershberg and Kaul prior to July 1, 2009 and Messrs. Aquino, Spirtos and Subin beginning July 1, 2009. None of such members were at any time officers or employees of the Company. No executive officer of the Company serves as a member of the Board of Directors or compensation committee of another entity that has one or more executive officers who will serve as a member of the Board of Directors or the Company’s Compensation Committee.

EXECUTIVE OFFICERS, EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

Executive officers are elected by and serve at the discretion of the Board of Directors. Set forth below is information regarding our executive officers as of June 1, 2010.

Name	Age	Position
K. Paul Singh	59	Chairman of the Board of Director, President and Chief Executive Officer
Thomas R. Kloster	49	Chief Financial Officer
James C. Keeley	44	Vice President—Corporate Controller

K. Paul Singh. Mr. Singh’s biography can be found under “Board of Directors—Information Regarding Continuing Directors.”

Thomas R. Kloster, 49, has served as the Company’s Chief Financial Officer since January 1, 2005. Prior to his appointment as Chief Financial Officer, Mr. Kloster served as the Company’s Senior Vice President—Corporate Finance from August 2003 to December 2004. From September 2001 to August 2003, Mr. Kloster served as Vice President of Business Operations and Development for Sprint International. From May 2000 to September 2001, Mr. Kloster was the Chief Financial Officer and Controller of Cidera, Inc., a satellite-based provider of Internet content. From May 1996 through May 2000, Mr. Kloster served as the Corporate Controller and Chief Financial Officer of North America for the Company. Mr. Kloster served as an executive officer of Primus during the two-year period preceding the Reorganization. Mr. Kloster holds a BA from the University of Texas.

James C. Keeley, 44, joined the Company as Vice President of Finance in May 2009, and became an executive officer (Vice President—Corporate Controller) in October of 2009. Mr. Keeley has over 20 years financial reporting and accounting experience with both private and public companies. Prior to joining the Company, Mr. Keeley was a self-employed consultant providing finance and accounting services from August 2008 to May 2009. From November 2006 to August 2008, Mr. Keeley was Vice President—Consumer Investment Banking at FBR Capital Markets Corporation. From March 2003 to November 2006, Mr. Keeley was the Corporate Controller of 3SI Security Systems, Inc., which provides cash protection systems for banks. Prior to March 2003, Mr. Keeley held various financial reporting and accounting positions, including Senior Director of Financial Reporting, with two publicly traded retail companies—The Pep Boys—Manny, Moe & Jack and David’s Bridal, Inc. Mr. Keeley is a certified public accountant. Mr. Keeley holds a BS from Fairmont State College.

SUMMARY COMPENSATION TABLE

The following table sets forth, for the years ended December 31, 2009 and 2008, compensation information with respect to the Company’s Chief Executive Officer, and the two highest paid other Company executive officers as of December 31, 2009 (collectively, the “Named Executive Officers”).

Name and Principal Position	Year	Salary		Bonus (1)	Stock Awards (2)	Option Awards (3)		Non-Equity Incentive Plan Compensation	All Other Compensation (4)		Total
K. Paul Singh Chairman of the Board of Directors, President and Chief Executive Officer	2009 2008	$ $	735,000 735,000	$350,000 —	$919,420 —	$ $	67,111 108,000	— —	$ $	4,602 7,804	$ $	2,076,133 845,000

John F. DePodesta Executive Vice President, Chief Legal Officer, Chief Corporate Development Officer, and Secretary (5)	2009 2008	$ $	575,000 575,000	$25,000 —	$317,968 —	$ $	23,209 54,000	— —	$ $	2,000 2,000	$ $	943,177 631,000

Thomas R. Kloster Chief Financial Officer	2009 2008	$ $	400,000 400,000	$275,000 —	$136,692 —	$ $	9,977 54,000	— —	$ $	2,000 2,000	$ $	823,669 456,000

(1)	Represents amounts earned by each Named Executive Officer under the Company’s discretionary bonus opportunity under the Management Compensation Plan. See “Narrative Discussion Concerning Executive Compensation—Individual Elements of Compensation; Individual Elements of Annual Incentive Compensation” elsewhere herein.
(2)	Represents restricted stock unit awards (“RSUs”), as awarded on July 2, 2009. These awards will vest in two equal tranches if at least 90% of specified Adjusted EBITDA targets are met for any fiscal year during the ten-year term of the award, provided employment continues through such date (“RSU Vesting Terms”). In light of these performance conditions, the values presented above have been calculated based on the aggregate grant date value of awards computed using the probable outcome of performance conditions (“Probable Outcome Valuation”) in accordance with FASB ASC Topic 718, formerly SFAS No. 123(R) (“ASC 718”). For 2009, each RSU award’s Probable Outcome Valuation equaled the maximum value of such RSUs. See “Item 8—Financial Statements and Supplementary Data—Note 12” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 regarding assumptions underlying the valuation of the Company’s equity awards.
(3)	Amounts were calculated in accordance with ASC 718. A portion of the 2009 award contains time vesting provisions (which was calculated utilizing ASC 718) and a portion contains performance vesting provisions (which was calculated using the Probable Outcome Valuation). For 2009, options granted with performance vesting provisions had a Probable Outcome Valuation equal to the maximum value of such options. It should be noted that all equity compensation awards granted before July 1, 2009 were cancelled in connection with the Reorganization. See “Item 8—Financial Statements and Supplementary Data—Note 12” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 regarding assumptions underlying the valuation of the Company’s equity awards.
(4)	Represents $2,000 in matching contributions made to the Company’s 401(k) plan on behalf of each of the Named Executive Officers and additional amounts for Mr. Singh related to reimbursements for financial planning expenditures and disability insurance premiums. There are no other pension or non-qualified deferred compensation programs at Primus.
(5)	Mr. DePodesta resigned from all positions with the Company and its subsidiaries as of March 31, 2010. See “Transactions With Related Persons.”

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information with respect to the outstanding equity awards at December 31, 2009 for the Company’s Named Executive Officers.

Stock Based Compensation Information at December 31, 2009

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price ($)		Option Expiration Date	Number of Shares, Units or Other Rights that Have Not Vested		Market Value of Share, Units or Other Rights That Have Not Vested
K. Paul Singh	— 28,732	(3)	176,544 28,732	(1) (3)	$ $	12.22 12.22	7/1/2019 7/1/2019	114,927 —	(2)	$660,830 —	(4)

John F. DePodesta (5)	— 9,937	(3)	61,055 9,936	(1) (3)	$ $	12.22 12.22	7/1/2019 7/1/2019	39,746 —	(2)	$228,540 —	(4)

Thomas R. Kloster	— 4,272	(3)	26,246 4,271	(1) (3)	$ $	12.22 12.22	7/1/2019 7/1/2019	17,087 —	(2)	$98,250 —	(4)

(1)	Represents stock options subject to time-based vesting, whereby 25% of the option will vest on each six-month anniversary following the July 1, 2009 date of grant, provided employment continues through such date.
(2)	See footnote (2) of the Summary Compensation Table for RSU Vesting Terms. A performance condition was deemed satisfied, and thereby 50% of the original award vested.
(3)	Represents stock options with performance-based vesting. One-half of this award shall vest upon satisfaction of performance objectives (i.e., at least 115% of Adjusted EBITDA targets for specified annual periods), provided employment continues through such date. A performance condition was deemed satisfied, and thereby 50% of the original award vested.
(4)	Represents the value equal to the number of unvested RSUs multiplied by the closing price of Primus Common Stock on December 31, 2009 of $5.75.
(5)	Mr. DePodesta resigned from all positions with the Company and its subsidiaries as of March 31, 2010. A portion of the awards listed above were cancelled in connection with such termination.

NARRATIVE DISCUSSION CONCERNING EXECUTIVE COMPENSATION

The Compensation Committee makes all decisions for the total direct compensation of the Named Executive Officers, that is, the annual base salaries and benefits, annual incentive compensation, and long-term incentives of the Company’s executive officers.

Each of the former members of our Compensation Committee who served in 2009 was, and each of the current members of our Compensation Committee, Messrs. Aquino, Spirtos and Subin, is an “independent director” as that term is defined under Nasdaq Rules. Under the Nasdaq Rules, as applicable, the recommendation and determination of the compensation of the Chief Executive Officer and the Company’s other executive officers rests with the responsibility of those directors who meet the independence requirements of such rules. A copy of the Compensation Committee Charter is available on the Company’s website at www.primustel.com.

The Compensation Committee believes that leadership and motivation of the Company’s employees are critical to achieving the objectives of the Company. The Compensation Committee believes that the compensation of the Company’s executives primarily should reflect their success as a management team, in attaining key operating and financial objectives, such as achievement of target revenue and earnings before interest, taxes, depreciation and amortization (“EBITDA”), the development of a focused long-term competitive position, and individual performance goals and objectives.

The Compensation Committee believes that the performance of the executives in managing the Company, considered in light of general economic conditions and specific Company, industry and competitive conditions, should be the basis for determining their overall compensation. The Compensation Committee is responsible for ensuring that its executive officers are compensated in a way that furthers the Company’s business strategies and which aligns their interests with those of the stockholders. To support this philosophy, the following principles provide a framework for executive compensation:

•	offer compensation opportunities that attract and retain the best talent to the Company;

•	motivate individuals to perform at their highest levels;

•	reward outstanding achievement;

•	retain those with leadership abilities and skills necessary for building long-term stockholder value; and

•	maintain a significant portion of executives’ total compensation at-risk, tied to the annual and long-term financial performance of the Company and the creation of incremental stockholder value.

Individual Elements of Compensation

The 2009 compensation program for the Named Executive Officers was composed of three primary elements: annual base salaries and benefits; annual incentive compensation in the form of cash bonus awards made under the Management Compensation Plan or on a discretionary basis; and long-term incentives, consisting primarily of stock options and restricted stock units payable in stock. Our executive compensation strategy generally is for executives to receive a salary competitive with the market, while being eligible for bonuses, stock option grants or restricted stock unit awards that generally generate value based on Company and individual performance. We believe that competitive base salary levels in combination with performance and stock-based incentives provide our executives with the potential to earn competitive industry total executive compensation levels, if objective strategic and operating performance goals for our Company and individual performance goals are achieved.

Annual Base Salaries and Benefits

Annual compensation consists of base salaries and benefits. These elements of the Company’s compensation program are intended to provide a degree of compensation certainty to executives by providing a reasonable amount of compensation that is not at-risk for performance.

Base Salary. Generally, the Compensation Committee approves the base salaries of the executive officers based on (i) performance and accomplishment of the Company in the preceding year, (ii) salaries paid to executive officers with comparable responsibilities employed by companies with comparable businesses, and (iii) individual performance for the preceding year for the executive officer. The Compensation Committee reviews executive officer salaries annually and exercises its judgment based on all the factors described above in making its determination. No specific formula is applied to determine the weight of each criterion.

Base salaries are designed to help attract and retain management talent. To ensure that salary ranges are competitive in the overall marketplace, salary ranges are periodically compared to the salaries paid for comparable positions within companies that compete with our Company for executive talent, including industry competitors, and companies of comparable size in our key geographic markets.

During the Compensation Committee’s February 10, 2009 meeting, it was reported that in 2009 Mr. Singh elected to take a temporary voluntary reduction of 12.5% of his base salary and certain other executive officers elected to take a temporary voluntary reduction of 10% of their base salaries in order to assist in efforts to preserve the Company’s cash. The adjusted annualized base salary after the voluntary reduction for the executives listed in the Summary Compensation Table was as follows: Mr. Singh, $643,125; Mr. DePodesta, $517,500; and Mr. Kloster, $360,000. The Compensation Committee authorized the Company to compensate each affected executive officer by December 31, 2009 for an amount equal to the associated voluntary salary reduction each took in 2009 if the Company’s unrestricted cash balance exceeded $35 million as of November 30, 2009. Such target cash balance was exceeded at November 30, 2009, and the full amount of all voluntary reductions for each of the affected executive officers was paid.

Benefits. The Company’s Named Executive Officers receive limited benefits that would be considered executive benefits. Most benefits are consistent with those offered generally to employees, which consist of life insurance, travel accident insurance, health insurance, dental insurance, short-term and long-term disability and opportunities to participate in the Company’s 401(k) plan. The Company matches up to 50% of the employee’s 401(k) plan contributions, up to the first 6% of such employee’s salary, with a maximum of $2,000 annually for 2009 and $6,000 for 2010. Please refer to “Compensation of Named Executive Officers—Summary Compensation Table” and the related footnotes for additional information about benefits.

Individual Elements of Annual Incentive Compensation

Overall cash incentive bonuses for the Named Executive Officers are payable based upon the following criteria: (i) the Company’s operating and financial performance (principally performance relative to revenue and EBITDA goals); (ii) success in strengthening the balance sheet and improving the liquidity position of the Company; (iii) furthering the Company’s strategic position in the marketplace through developing and executing new strategic product initiatives; (iv) ensuring compliance with SEC and Sarbanes-Oxley requirements; and (v) individual contribution. Incentive bonuses paid for 2009 performance were awarded on a case-by-case basis without any standardized weighting of the foregoing criteria. Payouts were made after consideration of the foregoing criteria and emphasis on individualized efforts in connection with performance both before and after the effectiveness of the Reorganization.

Incentive compensation consists of cash bonuses and awards made under the Management Compensation Plan, and the objective is to motivate executives annually, and to promote long-term growth. We refer to these opportunities as “bonus” opportunities consistent with historical practice. However, for “Summary Compensation Table” purposes, “bonus” awards and payouts may appear, consistent with SEC rules, under the column “Non-Equity Incentive Plan Compensation,” for payouts made pursuant to objective operating criteria, or under the “Bonus” column, for payouts made pursuant to subjective criteria or the discretion of the Committee.

In the latter half of the first quarter of each year, the Committee generally decides whether to grant individual cash bonuses and determines the amount of these bonuses. The performance bonus targets for 2009 for the Company’s Named Executive Officers were based on the criteria stated above. The Committee’s review of bonuses was based on its knowledge of the Company, its contact with the executives throughout the year and a review of performance, with a primary focus on individual performance as described above.

Refer to the “Summary Compensation Table” and the related footnotes for additional information about incentive bonuses.

Long-Term Stock Awards

We have granted in the past to our executives and other key employees, stock options and restricted stock unit awards. Options have been, and will be, granted at an exercise price equal to the closing sales price of our Common Stock, as reported on the over-the-counter bulletin board (“OTCBB”), on the date of grant. Options have no monetary value to the executives unless the market price of our Common Stock increases above the exercise price. Restricted stock unit awards, although having immediate value upon the date of the award, are subject to time vesting provisions or performance conditions, which generally require an executive to remain with our Company during the time vesting period or satisfy performance conditions, before being able to access the value of any such awards.

Stock options, restricted stock units and equity incentives encourage and reward effective management, which are intended to result in long-term corporate financial success, as measured by stock price appreciation. The Compensation Committee believes that option grants, restricted stock units and other equity incentives afford a desirable long-term compensation method because they closely ally the interests of management with stockholder value.

In general, the Company’s long-term stock awards are based upon each executive’s historical contributions, experience and tenure with the Company, expected future contributions to the Company, and in part after examining the competitive marketplace.

On July 1, 2009, in connection with the Reorganization, all prior equity compensation plans and awards were terminated. Thereafter, new awards of restricted stock units (“RSUs”) and stock options were made under the Company’s Management Compensation Plan. See also “—Summary Compensation Table,” and “Outstanding Equity Awards at Fiscal Year-End.”

Restricted Stock Unit Award Agreements

On July 2, 2009, the following grants of RSUs were made to Primus’s Named Executive Officers pursuant to the Management Compensation Plan.

Grantee	Number of Restricted Stock Units Granted
K. Paul Singh	229,855
John F. DePodesta	79,492
Thomas R. Kloster	34,172

The foregoing RSUs were granted pursuant to the terms and conditions set forth in the form of restricted stock unit agreement (the “Emergence RSU Agreement”). Pursuant to the Emergence RSU Agreement, RSUs will vest in two equal tranches if Primus attains at least ninety percent (90%) of the specified Adjusted EBITDA Targets for any fiscal year during the ten-year term of the Emergence RSU Agreement. Under certain circumstances specified in the Emergence RSU Agreement, if a participant’s employment is terminated during any fiscal year in which the applicable percentage of the Adjusted EBITDA Target for such fiscal year is met, a pro rata portion of such participant’s RSUs will vest based on the number of days such participant was employed during such fiscal year. In accordance with the terms of the Singh Employment Agreement, the DePodesta Separation Agreement and the Kloster Separation Agreement (as such terms are defined under “—Employment Agreement” and “—Separation Agreements”), in the event of an involuntary termination of employment without “cause” (other than on account of death or disability) or by one of these executives for “good reason” or by reason of a “constructive termination,” in each case, within twenty-four months after a change of control, all RSUs will immediately vest and be settled in Primus Common Stock within ten days following such termination.

Stock Option Award Agreements

On July 1, 2009, the following grants of service-based (or time-based) stock options and performance-based stock options were made to Primus’s Named Executive Officers pursuant to the Management Compensation Plan:

Grantee	Number of Service-Based Options Granted	Number of Performance-Based Options Granted	Exercise Price Per Share
K. Paul Singh	176,544	57,464	$12.22
John F. DePodesta	61,055	19,873	$12.22
Thomas R. Kloster	26,246	8,543	$12.22

Service-based stock options were granted to these executive officers pursuant to the terms and conditions set forth in the form of stock option agreement (the “Emergence Option Agreement”) and performance-based stock options were granted to these executive officers pursuant to the terms and conditions set forth in the form of performance stock option agreement (the “Emergence Performance Option Agreement”).

Emergence Option Agreement

The Emergence Option Agreement provides for the grant of a nonqualified stock option to purchase shares of Primus Common Stock at an exercise price per share equal to $12.22. The option vests ratably over two years, with 25% of the option vesting every six months after the date of grant. The stock option expires on the tenth anniversary of the grant date. In accordance with the terms of the Singh Employment Agreement, the DePodesta Separation Agreement and the Kloster Separation Agreement, in the event of an involuntary termination of employment without “cause” (other than on account of death or disability) or by one of these executives for “good reason” or by reason of a “constructive termination,” in each case, within twenty-four months after a change of control, the stock option will become 100% vested as of the date of such termination and will remain exercisable until the earlier of 120 days following such termination and the Expiration Date. With respect to all other participants, upon a change of control, any unvested portion of the stock option will immediately terminate and any vested portion of the stock option will remain exercisable until the earlier of 120 days following the date of the change of control and the Expiration Date.

Emergence Performance Option Agreement

The Emergence Performance Option Agreement provides for the grant of a nonqualified stock option to purchase shares of Primus Common Stock at an exercise price per share equal to $12.22. The performance option vests in two equal tranches if at least 115% of the specified Adjusted EBITDA Targets is attained for any fiscal year during the term of the Emergence Performance Option Agreement. Under certain circumstances specified in the Emergence Performance Option Agreement, if a participant’s employment is terminated during any fiscal year in which the applicable percentage of the Adjusted EBITDA Target for such fiscal year is met, a pro rata portion (based on the number of days such participant was employed during such fiscal year) of such participant’s performance options will vest and remain exercisable until the earlier of one year following the date on which the Compensation Committee determines the applicable percentage of such Adjusted EBITDA Target has been attained (the “Measurement Date”) and the tenth anniversary of the grant date (the “Expiration Date”). Any unvested portion of the performance option which is not vested and exercisable as of the Measurement Date will thereafter terminate. The performance option expires on the Expiration Date.

Notwithstanding any provision to the contrary in any individual equity award agreement, employment agreement or separation agreement to which Mr. Singh, Mr. DePodesta or Mr. Kloster is a party as of the Effective Date, upon a change of control, any unvested portion of the performance option will immediately terminate and be of no further force and effect and any vested portion of the performance option will remain exercisable until the earlier of one year after the date of the change of control and the Expiration Date.

The foregoing descriptions of the Emergence RSU Agreement, Emergence Option Agreement and Emergence Performance Option Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are attached as Exhibits 10.9, 10.10 and 10.11, respectively, to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2009.

Internal Revenue Code Section 162

The Compensation Committee has reviewed the potential consequences for the Company of Section 162(m) of the Internal Revenue Code, which generally provides that no federal income tax business deduction is allowed for annual compensation in excess of one million dollars paid by a publicly traded corporation to its Chief Executive Officer and three other most highly compensated executive officers, excluding the Chief Financial

Officer, as determined in accordance with applicable rules under the Securities Exchange Act of 1934, as amended. It is the current policy of the Compensation Committee to maximize, to the extent reasonably possible, the Company’s ability to obtain a corporate tax deduction for compensation paid to executive officers of the Company to the extent consistent with the best interests of the Company and its stockholders. The limitation under Section 162(m) had no net tax effect on the Company for 2009. The limitations of Section 162(m) are not expected to have a material effect on the Company in calendar year 2010.

Accounting Considerations

In structuring equity-based awards, the Compensation Committee considers the accounting impact under ASC 718, Compensation-Stock Compensation, of granting such awards. ASC 718 requires the measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. The cost will be recognized over the period during which an employee is required to provide service in exchange for the award.

Equity Compensation Plan Information

The following table provides certain information as of May 1, 2010 with respect to all of the Company’s equity compensation plans in effect as of December 31, 2009, which consists exclusively of the Management Compensation Plan.

Plan Category	Number of securities issued or to be issued upon exercise of outstanding options and rights (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	1,000,000	$12.22	208,763
Equity compensation plans not approved by security holders	—	—	—

Total	1,000,000	$12.22	208,763

(1)	The Management Compensation Plan was approved in connection with, and became effective on the Effective Date of, the Reorganization.

Employment Agreement

On April 26, 2007, K. Paul Singh entered into a revised employment agreement with the Company, which extends for a one year period, subject to automatic one-year renewal periods, unless notice of termination is given by the Company or Mr. Singh at least six months in advance of the scheduled termination date or the agreement is otherwise terminated in accordance with its terms (the “Employment Period”). The employment agreement for Mr. Singh provides for an annual base salary of $735,000 and a target bonus opportunity of up to $800,000 per year, which is to be determined annually based on incentives and performance targets, as determined by the Compensation Committee. The agreement also provides the Company will reimburse Mr. Singh for up to $10,000 in out-of-pocket medical expenses and financial planning services per year, and, during the Employment Period, the Company shall pay the premiums on a disability insurance policy to pay two-thirds of the Mr. Singh’s Base Salary in the event of disability. The employment agreement contains certain covenants, including non-compete and non-solicitation during employment and the one-year period after employment is concluded.

Termination Without Cause or For Good Reason (Outside of a Change of Control). If either Mr. Singh is terminated without “Cause” (which includes acts involving intentional fraud or a material intentional breach of the Company’s ethics guidelines) or Mr. Singh terminates his employment agreement for “Good Reason” (which includes a material reduction in the executive’s base salary during the Employment Period or a material reduction in the executive’s authority, duties or responsibilities during the Employment Period) in the absence of a “Change of Control” (as defined in the employment agreement and described below) involving the Company, then the Company is required to pay a lump sum amount of severance pay equal to base salary plus the target annual performance bonus in the year of termination divided by 12 and multiplied by two times years of service (not to exceed a total of two years of severance pay) (“Severance Period”), plus continued participation in the welfare benefit plans of the Company during the Severance Period. As Mr. Singh has surpassed 12 years of service, the maximum two years of severance payment is in effect.

Termination Without Cause or For Good Reason After a Change of Control. If Mr. Singh is terminated during the Employment Period without Cause or terminates employment for Good Reason during the term of the employment agreement within 24 months after a Change of Control, then the Company is required to pay a lump sum severance amount equal to two times base salary and target annual performance bonus for the year of termination (as though such target had been achieved), and all outstanding stock options, and other equity grants, as applicable, granted to the Executive shall become 100% vested and shall be exercisable in accordance with their terms, subject to reduction to the greatest amount that could be paid that would not give rise to excise tax under Section 4999 under the Internal Revenue Code. For purposes of the employment agreement, a “Change of Control” means (a) a sale of more than 50% of the outstanding capital stock of the Company in a single or related series of transactions, (b) the merger or consolidation of the Company with or into any other corporation or entity, other than a wholly-owned subsidiary of the Company, where the Company is not the surviving entity, or (c) a sale of all or substantially all of the assets of the Company to an unrelated entity.

Separation Agreements

Separation Agreement for John F. DePodesta. On the Effective Date, the Company and Primus Telecommunications, Inc., an indirect wholly owned subsidiary of the Company (“PTI”), entered into a Separation Agreement with John F. DePodesta, Director and Executive Vice President of the Company and certain of its subsidiaries (the “DePodesta Separation Agreement”), in accordance with the Reorganization.

The DePodesta Separation Agreement provided for an initial three-year term commencing on the Effective Date, subject to automatic renewal for successive one-year periods beginning on the second anniversary of the Effective Date. In the event that Mr. DePodesta is terminated by the Company and/or PTI without “cause” or if he incurs a “constructive termination” (in each case, a “qualifying termination of employment”), subject to the execution of a general release of claims and continued compliance with certain restrictive covenants (described below), Mr. DePodesta will be entitled to a lump sum cash severance payment equal to no more than two times the sum of his annual base salary and his target annual bonus and continuation of certain welfare benefits for a period of twenty-four months following the date of termination. In addition, in the event of a qualifying termination of employment within twenty-four months after a change of control, all outstanding equity awards, with the exception of certain performance options, granted to Mr. DePodesta will become 100% vested as of the date of his termination of employment.

The DePodesta Separation Agreement also contains certain restrictive covenants, including a confidentiality provision, a non-solicitation provision (which remains in effect during employment and for two years following termination of employment), a non-competition provision (which remains in effect during employment and for one year following termination of employment), and a post-termination cooperation clause.

Effective March 31, 2010, Mr. DePodesta resigned from, and he and the Company mutually agreed to terminate, all director, officer and employment positions Mr. DePodesta held with Primus and its subsidiaries. See “Transactions With Related Persons” for further detail.

Separation Agreement for Thomas R. Kloster. On the Effective Date, PTI entered into a Separation Agreement with Thomas R. Kloster, Chief Financial Officer of the Company and certain of its subsidiaries (the “Kloster Separation Agreement”), in accordance with the Reorganization Plan.

The Kloster Separation Agreement is for an initial three-year term commencing on the Effective Date, subject to automatic renewal for successive one-year periods beginning on the second anniversary of the Effective Date. In the event that Mr. Kloster is terminated by PTI without “cause” or if he incurs a “constructive termination” (in each case, a “qualifying termination of employment”), subject to the execution of a general release of claims and continued compliance with certain restrictive covenants (described below), he will be entitled to cash severance payable in installments, equal to one year of annual base salary and his annual bonus target (provided that the combined total of such amounts is not to exceed $650,000) and continuation of certain welfare benefits for a period of twelve months following the date of termination. In addition, in the event of a qualifying termination of employment within twenty-four months after a change of control, all outstanding equity awards, with the exception of certain performance options (described below), granted to Mr. Kloster will become 100% vested as of the date of his termination of employment.

The Kloster Separation Agreement also contains certain restrictive covenants including a confidentiality provision, a non-solicitation provision (which remains in effect during employment and for two years following termination of employment), a non-competition provision (which remains in effect during employment and for one year following termination of employment), and a post-termination cooperation clause.

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 1)

As Proposal 1 for the Annual Meeting, stockholders of Primus are asked to consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as Primus’s independent registered public accounting firm for fiscal year 2010. Deloitte & Touche LLP served as the independent registered public accounting firm for Primus for fiscal year 2009 and has been reappointed as the independent registered public accounting firm for fiscal year 2010. The Board of Directors is submitting this appointment for stockholder ratification at the Annual Meeting.

Our governing documents do not require that the stockholders ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. We are seeking ratification because we believe it is a good corporate governance practice. If our stockholders do not ratify the appointment, the Audit Committee of the Board of Directors may reconsider whether to retain Deloitte & Touche LLP, but may retain Deloitte & Touche LLP as the company’s independent registered public accounting firm. Even if the appointment is ratified, Primus’s audit committee in its discretion may change the appointment at any time during the year if it determines that a change would be in the best interests of Primus and its stockholders.

One or more representatives of Deloitte & Touche will be at the Annual Meeting of Stockholders. They will have an opportunity to make a statement and will be available to respond to appropriate questions.

The Primus Board of Directors unanimously recommends that Primus stockholders vote “FOR” approval of the ratification of the appointment of Deloitte & Touche LLP as Primus’s independent registered public accounting firm for the 2010 fiscal year.

Relationship with Independent Registered Public Accounting Firm

The following table summarizes the aggregate fees paid by Primus to Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (in thousands):

	2009	2008
Audit fees (a)	$4,432.8	$2,902.5
Audit-related fees	63.9	—
Tax fees (b)	595.7	629.4
All other fees (c)	40.3	9.9

Total	$5,132.7	$3,541.8

(a)	Fees for audit services include audit of annual financial statements, as required by the Sarbanes-Oxley Act of 2002, Section 404, reviews of quarterly financial statements, statutory and regulatory audits, comfort letters, consents and other matters related to SEC filings.
(b)	Fees for tax services include corporate tax compliance and tax planning and advice.
(c)	Fees for other services include fees billed for permitted non-audit services.

In considering the nature of the services provided by Deloitte & Touche LLP, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent registered public accounting firm and management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy

The services performed by the independent registered public accounting firm in 2009 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee at its February 4, 2004 meeting, as amended at its February 9, 2005 meeting. This policy describes the permitted audit, audit-related, tax, and other services (collectively, the “Disclosure Categories”) that the independent auditor may perform.

On a quarterly basis, the Audit Committee reviews a description of services (the “Service List”) expected to be performed by the independent registered public accounting firm in each of the Disclosure Categories, the status of services and fees incurred year-to-date against the original Service List and pre-approval limits and the forecast of remaining services and fees for the fiscal year.

Services provided by the independent registered public accounting firm during the year and included in the Service List were pre-approved in accordance with the policies and procedures of the Audit Committee.

Any requests for audit, audit-related, tax, and other services contemplated on the Service List must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for fiscal year 2009 with the Company’s management, and also has discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 114, “The Auditor’s Communication with Those Charged with Governance.” The Audit Committee has received both the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, and has discussed with Deloitte & Touche LLP the independence of Deloitte & Touche LLP from the Company.

Based on the foregoing, the Audit Committee recommended to the Board of Directors of the Company that the audited consolidated financial statements of the Company for fiscal year 2009 be included in the Company’s Annual Report on Form 10-K filed with the SEC on April 5, 2010.

In addition, the Audit Committee has considered whether the provision of services by Deloitte & Touche LLP falling under the headings “Tax Fees” and “All Other Fees” (see “Ratification of Appointment of Independent Registered Public Accounting Firm—Relationship with Independent Registered Public Accounting Firm”) is compatible with maintaining the independence of Deloitte & Touche LLP from the Company, and has determined that the provision of such services is compatible with maintaining such independence. The Audit Committee reviews and approves requests for non-audit services proposed to be performed by Deloitte & Touche LLP prior to engagement.

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate SEC filings, in whole or in part, this Report of the Audit Committee will not be incorporated by reference into any such filings.

Respectfully submitted,

The Audit Committee of the Company’s Board of Directors

John B. Spirtos (Chairman)

Peter D. Aquino

Neil S. Subin

TRANSACTIONS WITH RELATED PERSONS

The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements require the Company to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Company.

On March 29, 2010, John F. DePodesta resigned from all of his director, officer and employment positions with the Company and all of its subsidiaries in a mutually agreed upon termination of services. In connection with such resignation, Primus, Primus Telecommunications, Inc. (“PTI” and together with Primus, the “Companies”) and John F. DePodesta entered into a Termination Agreement (the “Termination Agreement”) in connection with the mutually agreed upon termination of all positions of Mr. DePodesta with the Companies and all of their affiliates effective as of March 31, 2010 (“Termination”). No appointments have been made to provide for a successor to Mr. DePodesta concerning his former positions with the Companies and their affiliates.

The Companies and Mr. DePodesta are parties to a Separation Agreement dated July 1, 2009, which was approved as part of the Reorganization. As required under the Separation Agreement, the Termination Agreement provides that the Companies will (1) pay Mr. DePodesta an aggregate lump sum payment of $1,581,225 on October 1, 2010, (2) pay Mr. DePodesta, commencing on October 1, 2010, the sum of $10,125 and thereafter make 23 consecutive monthly payments of $10,125 each for certain health and insurance benefits, and (3) pay the premiums for certain vision and dental insurance coverage for the 18 month period commencing with the Termination. The Termination Agreement provided for the vesting of 9,937 RSUs (restricted stock units for Company common shares) granted to Mr. DePodesta under his July 2, 2009 Restricted Stock Unit Agreement and the vesting of 2,484 non-qualified stock options (“NQSOs”) to purchase shares of Company Common Stock granted to Mr. DePodesta under a Non-Qualified Stock Option Agreement dated July 1, 2009, if the Company achieves targeted 2010 Adjusted EBITDA levels designated in those agreements. The Termination Agreement also provided for the vesting of 15,264 NQSO’s granted to Mr. DePodesta under his July 1, 2009 Non-Qualified Stock Option Agreement. The remaining unvested RSU’s and NQSO’s previously awarded to Mr. DePodesta were cancelled in connection with Termination.

Under the Termination Agreement, Mr. DePodesta executed a general release for the benefit of the Companies and their affiliates and agreed to certain confidentiality, non-solicitation (two years), non-competition (one year), and cooperation covenants and related contractual obligations. The Company and Mr. DePodesta also agreed to an arrangement for certain professional consultation services to be provided by Mr. DePodesta for a six-month period following Termination; under this arrangement, Mr. DePodesta is entitled to be compensated at $500 per hour and provide up to 32 hours per month so long as the number of hours Mr. DePodesta provides does not exceed on an annualized basis 20% of the average annual hours he worked for the Companies and their affiliates during the prior 36 months. In addition, the Company is entitled to impose a monthly limit on services that could otherwise result in professional fee payment obligations by the Company to Mr. DePodesta in excess of $10,000 per month.

During the year ended 2008 and 2009, the Company had no reportable related party transactions other than those described above and in this Proxy Statement.

OTHER MATTERS

Other Business

The Board of Directors knows of no other matters that will be presented at the Annual Meeting other than as set forth in this Proxy Statement. However, if any other matter properly comes before the meeting, or any adjournment or postponement thereof, it is intended that proxies in the accompanying form will be voted, to the extent permitted by applicable law, in accordance with the judgment and at the discretion of the persons named therein.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires Primus’s directors and specified officers and persons who beneficially own more than 10% of our Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of Primus. The reporting persons are required by rules of the SEC to furnish us with copies of all Section 16(a) reports they file.

Based solely on a review of Section 16(a) reports furnished to us for 2009 or written representations that no other reports were required, we believe that our Section 16(a) reporting persons complied with all filing requirements for 2009.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Company stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your written request to Thomas Kloster, Chief Financial Officer, Primus Telecommunications Group, Incorporated, 7901 Jones Branch Drive, Suite 900, McLean, Virginia 22102, or by phone at (703) 902-2800. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.

Annual Report

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC, accompanies this Proxy Statement.

Stockholder Proposals

In order for any proposal pursuant to Rule 14a-8 of the rules promulgated under the Securities Exchange Act of 1934 to be eligible for inclusion in the Company’s proxy materials for the 2011 Annual Meeting of Stockholders, such proposal must, in addition to meeting the stockholder eligibility and other requirements of SEC’s rules governing such proposals, be received not later than April 1, 2011 by the Corporate Secretary of the Company at the Company’s principal executive offices, 7901 Jones Branch Drive, Suite 900, McLean, Virginia 22102.

Solicitation of Proxies

The cost of solicitation of proxies by the Board of Directors will be borne by the Company. Proxies may be solicited by mail, personal interview, telephone or facsimile, and in addition, directors, officers and regular employees of the Company may solicit proxies by such methods without additional remuneration. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to beneficial owners in order to solicit authorizations for the execution of proxies. The Company will, upon request, reimburse such banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding such proxy materials to the beneficial owners of the Common Stock.

THE COMPANY WILL PROVIDE TO EACH PERSON SOLICITED, WITHOUT CHARGE EXCEPT FOR EXHIBITS, UPON REQUEST IN WRITING, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 2009. REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS, PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED, 7901 JONES BRANCH DRIVE, SUITE 900, MCLEAN, VIRGINIA 22102.

STOCKHOLDERS ARE URGED TO IMMEDIATELY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. STOCKHOLDERS MAY ALSO VOTE THEIR SHARES USING THE TWELVE (12) DIGIT CONTROL NUMBER FOUND ON THEIR VOTE INSTRUCTION FORM VIA THE INTERNET AT PROXYVOTE.COM OR BY PHONE AT 1-800-454-8683.

By Order of the Board of Directors,

K. Paul Singh

Chairman of the Board of Directors, President and Chief Executive Officer

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, revoking all previous proxies, hereby appoints K. Paul Singh and Thomas R. Kloster, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote as indicated below and in their discretion upon such other matters as may properly come before the meeting, all shares which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held on July 30, 2010, and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.

1.	To ratify the appointment of Deloitte & Touche LLP as Primus Telecommunications Group, Incorporated’s independent registered public accounting firm for the 2010 fiscal year.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.	The transaction of such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

FOR	AGAINST	ABSTAIN
☐	☐	☐

PLEASE DATE AND SIGN YOUR PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY.

(Continued from other side)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED “FOR” RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM PROPOSAL. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO THE PROXIES IDENTIFIED ON THIS PROXY CARD WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF TO VOTE THE SHARES REPRESENTED BY THIS PROXY AS RECOMMENDED BY THE BOARD OF DIRECTORS, OR IF NO SUCH RECOMMENDATION IS GIVEN, IN THEIR DISCRETION, TO THE EXTENT PERMITTED BY APPLICABLE LAW.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

Signature of Stockholder

Signature of Stockholder
Date: , 2010
NOTE: PLEASE SIGN THIS PROXY EXACTLY AS NAME(S) APPEAR ON YOUR STOCK CERTIFICATE. WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE ADD YOUR TITLE AS SUCH, AND IF SIGNER IS A CORPORATION, PLEASE SIGN WITH FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER OR OFFICERS AND AFFIX THE CORPORATE SEAL. WHERE STOCK IS ISSUED IN THE NAME OF TWO (2) OR MORE PERSONS, ALL SUCH PERSONS SHOULD SIGN.